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                                                                      EXHIBIT 21


                               RUDDICK CORPORATION

                              Affiliated Companies
                             as of December 18, 1997

                  Listed below are the domestic subsidiaries of the Corporation, all of which are wholly owned and are owned directly by the Corporation, unless otherwise indicated.

                  American & Efird, Inc.
                  The Kaim Company(1)
                  American & Efird Services, Inc.(1)
                  A&E Export, Inc.(1)
                  Harris Teeter, Inc.
                  Harris-Teeter Services, Inc.(2)
                  Ruddick of Delaware, Inc.
                  R. S. Dickson & Company
                  Ruddco Management, Inc.(3)

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                  (1) Owned by American & Efird, Inc.
                  (2) Owned by Harris Teeter, Inc.
                  (3) Owned by R. S. Dickson & Company


                  Listed below are the foreign subsidiaries of the Corporation, all of which are wholly owned through American & Efird, Inc., unless otherwise indicated.

                  American & Efird (HK) Limited - 100%
                  A&E Korea Ltd. - 100%
                  American & Efird (GB) Limited - 100%
                  American & Efird Canada, Inc. - 100%
                  Hilos A&E de Costa Rica, S.A. - 100%
                  American & Efird International (FE) Limited - 100%
                  American & Efird de Mexico, S.A. de C.V. - 100%(1)
                  American & Efird Mills (S) Pte. Ltd. - 100%
                  American & Efird (Malaysia) SDN BHD - 100%
                  Hengmei Spinning Company, Ltd. - Joint venture, 60% owned Hilos A&E Dominicana, Ltd. - Joint venture, 49% owned
                  Hilos A&E de Honduras, S.A. de C.V. - Joint venture, 45% owned

                  In addition, in the normal course of business, R. S. Dickson & Company from time to time makes investments in corporations and partnerships that may result in ownership of capital stock or other interests as an investment.

                  (1) In order to comply with Mexican law, one share of such entity is owned of record by a person designated by American & Efird, Inc.